UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2009

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 7, 2009, the global license agreement entered into on May 27, 2009 by Exelixis, Inc. (“Exelixis”) and sanofi-aventis for two of Exelixis’ cancer programs, XL147 and XL765, and the broad collaboration between Exelixis and sanofi-aventis also entered into on May 27, 2009 for the discovery of inhibitors of phosphoinositide-3 kinase for the treatment of cancer each became effective. The agreements provide that sanofi-aventis is required to pay Exelixis aggregate upfront cash payments of $140.0 million ($120 million for the license and $20 million for the collaboration), net of any required tax withholding, in connection with the effectiveness of the license and collaboration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: July 10, 2009	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary